Exhibit 8.2

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

March 18, 2019

Versum Materials, Inc.

8555 South River Parkway

Tempe, Arizona 85284

Re: Versum Materials/Entegris Merger

Ladies and Gentlemen:

We have acted as counsel to Versum Materials, Inc., a Delaware corporation (“Versum”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of January 27, 2019 (the “Merger Agreement”), by and between Versum and Entegris, Inc., a Delaware corporation (“Entegris”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-229931) (as amended, the “Registration Statement”) filed by Entegris, including the joint proxy statement/information statement and prospectus forming a part thereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed transactions pursuant to the Merger Agreement and to which this opinion appears as an exhibit.

We have examined (i) the Merger Agreement, (ii) the Registration Statement and (iii) the representation letters of Versum and Entegris delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Versum and Entegris in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Versum and Entegris or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements made in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP